Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of FlexShopper, Inc. on Form S-8 (No. 333-XXXXXX) to be filed on or about May 24, 2018 of our report dated March 8, 2018, on our audits of the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 8, 2018.

/s/ EisnerAmper LLP

New York, New York

May 24, 2018